Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-235791) and on Form S-8 (333-235790 and 333-250046) of our report dated March 24, 2021, relating to the consolidated financial statements of Monopar Therapeutics Inc. as of December 31, 2020, which appears in this Annual Report on Form 10-K.

We also consent to the reference to us under the caption “Experts” in such Registration Statements.

/s/ BPM LLP
BPM LLP

Walnut Creek, California

March 24, 2021